UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

Quality Distribution, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-24180	59-3239073
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices) (Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1.	Indenture and 9.875% Second-Priority Senior Secured Notes due 2018

On November 3, 2010, Quality Distribution, LLC (“Quality Distribution”) and QD Capital Corporation (“QD Capital” and, together with Quality Distribution, the “Companies”) issued $225,000,000 in aggregate principal amount of 9.875% Second-Priority Senior Secured Notes due 2018 (the “9.875% Notes”), which mature on November 1, 2018, pursuant to an indenture, dated as of November 3, 2010, by and among the Companies, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The Companies will pay interest on the 9.875% Notes at 9.875% per annum, semiannually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing on May 1, 2011.

The 9.875% Notes are guaranteed, jointly and severally, on a senior secured basis, by the Registrant and certain of its existing and future domestic subsidiaries that guarantee the Registrant’s senior secured credit facilities. The guaranteed obligations are secured by a second-priority security interest (subject to permitted liens) in the collateral owned by each Guarantor. The collateral consists of a junior lien on substantially all of our tangible and intangible assets and of each subsidiary Guarantor (including, but not limited to, accounts receivable, inventory, general intangibles and proceeds of the foregoing), with certain exceptions.

The 9.875% Notes and the guarantees are the Registrant’s senior secured obligations, and rank: pari passu in right of payment with the Registrant’s and the Guarantors’ existing and future senior indebtedness, including debt under its senior secured credit facilities and the guarantees thereof; effectively junior in priority as to collateral with respect to its and the Guarantors’ obligations under its senior secured credit facilities and any other future obligations secured by a first-priority lien on the collateral; and senior in right of payment to its and the Guarantors’ existing and future subordinated indebtedness; subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto.

Prior to November 1, 2014, the Companies may redeem some or all of the 9.875% Notes at a redemption price equal to 100% of the principal amount of the 9.875% Notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date plus the applicable “make-whole” premium. On or after November 1, 2014, the Companies may redeem some or all of the 9.875% Notes at the redemption prices set forth in this offering circular. Additionally, during any twelve-month period prior to November, 2014, the Issuers may redeem up to 10% of the original aggregate principal amount of the 9.875% Notes (calculated after giving effect to any issuance of additional 9.875% Notes) at a redemption price of 103%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). At any time (which may be more than once) prior to November 1, 2013, the Companies may choose to redeem up to 35% of the principal amount of the 9.875% Notes at a redemption price equal to 109.875% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the 9.875% Notes must remain outstanding afterwards.

The Indenture contains covenants that limit the Companies’ ability (and their restricted subsidiaries’ ability) to, among other things: (i) incur or guarantee additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain other restricted payments; (iii) create restrictions on the payment of dividends or other distributions to the Companies from their restricted subsidiaries; (iv) create liens on certain assets to secure debt; (v) make certain investments; (vi) engage in transactions with affiliates; (vii) engage in sales of assets and subsidiary stock; and (viii) transfer all or substantially all of their assets or enter into merger or consolidation transactions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding 9.875% Notes to be due and payable immediately.

2.	Registration Rights Agreement

On November 3, 2010, in connection with the issuance of the 9.875% Notes, the Companies and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC and the other initial purchasers of the 9.875% Notes.

Subject to the terms of the Registration Rights Agreement, the Companies and the Guarantors will use their commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the 9.875% Notes as part of offers to exchange freely tradable exchange notes for 9.875% Notes within 365 days after the closing date of the issuance of the 9.875% Notes. The Companies will use their commercially reasonable efforts to cause the exchange offer to be completed on the earliest practicable date after the exchange offer registration statement has become effective.

If the Companies fail to meet certain targets with respect to the registration of the 9.875% Notes (a “registration default”), the annual interest rate on the 9.875% Notes will increase by 0.25%. The annual interest rate on the 9.875% Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate. If the registration default is corrected, the applicable interest rate will revert to the original level.

3. Intercreditor Agreement

On November 3, 2010, Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent, General Electric Capital Corporation, in its capacity as Fixed Asset Credit Agreement Agent, General Electric Capital Corporation, in its capacity as Current Asset Credit Agreement Agent, and The Bank of New York Mellon Trust Company, N.A., as Trustee, entered into an intercreditor agreement (the “Intercreditor Agreement”).

The Intercreditor Agreement governs the relative rights of the secured parties in respect of security interests in the Registrant’s and certain of its subsidiaries’ assets securing the 9.875% Notes, and the borrowings under the senior secured credit facilities and future indebtedness which may be secured by such assets on a pari passu basis with either the 9.875% Notes or with the senior secured credit facilities, and certain other matters relating to the administration of security interests.

Pursuant to the Intercreditor Agreement, the collateral agent representing the holders of the first-priority lien obligations controls substantially all matters related to the collateral securing the first-priority lien obligations and the 9.875% Notes. The holders of the first-priority lien obligations may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the 9.875% Notes may disagree or that may be contrary to the interests of holders of the 9.875% Notes.

4. Notes Collateral Agreement

On November 3, 2010, the Registrant, Quality Distribution, LLC, QD Capital Corporation, the Subsidiary Pledgors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as collateral agent, entered into a Collateral Agreement, dated and effective as of November 3, 2010 (the “Notes Collateral Agreement”).

Pursuant to the Notes Collateral Agreement, the 9.875% Notes will be secured by the assets of the Registrant and the assets of certain subsidiaries that secure the senior secured credit facilities (with certain exceptions).

The foregoing summary is qualified entirely by reference to the Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Notes Collateral Agreement, attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated as of November 3, 2010, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of November 3, 2010, by and among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC party thereto, Credit Suisse Securities (USA) LLC and the other initial purchasers of the 9.875% Notes.

10.1	Intercreditor Agreement, dated as of November 3, 2010, among Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent, General Electric Capital Corporation, in its capacity as Fixed Asset Credit Agreement Agent, General Electric Capital Corporation, in its capacity as Current Asset Credit Agreement Agent, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.2	Collateral Agreement dated and effective as of November 3, 2010, among the Registrant, each subsidiary of the Registrant party thereto, and The Bank of New York Mellon Trust Company, N.A., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 4th day of November, 2010.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of November 3, 2010, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of November 3, 2010, by and among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC party thereto, Credit Suisse Securities (USA) LLC and the other initial purchasers of the 9.875% Notes.

10.1

Intercreditor Agreement, dated as of November 3, 2010, among Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent, General Electric Capital Corporation, in its capacity as Fixed Asset Credit Agreement Agent, General Electric Capital Corporation, in its capacity as Current Asset Credit Agreement Agent, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.2

Collateral Agreement dated and effective as of November 3, 2010, among the Registrant, each subsidiary of the Registrant party thereto, and The Bank of New York Mellon Trust Company, N.A., as collateral agent.